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                                                                                            PHILADELPHIA, PA
                                                                                              BALTIMORE, MD
                                      LAW OFFICES                                             BETHESDA, MD
                         BALLARD SPAHR ANDREWS & INGERSOLL, LLP                               LAS VEGAS, NV
                              1225 17TH STREET, SUITE 2300                                     PHOENIX, AZ
                              DENVER, COLORADO 80202-5596                                  SALT LAKE CITY, UT
                                      303-292-2400                                            VOORHEES, NJ
                                   FAX: 303-296-3956                                         WASHINGTON, DC
                                  www.ballardspahr.com                                       WILMINGTON, DE

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                               November 16, 2006


AIM Funds Group
11 Greenway Plaza, Suite 100
Houston, TX  77046-1173

Ladies and Gentlemen:

         We have acted as counsel to AIM Funds Group, a Delaware statutory trust (the "Trust"), in connection with the following:

         (i) That certain Agreement and Plan of Reorganization (the "Opportunities I Plan") by and among the Trust, on behalf of its series portfolio, AIM Small Cap Equity Fund ("Small Cap Equity"), AIM Special Opportunities Funds ("Special Opportunities Funds"), on behalf of its series portfolio, AIM Opportunities I Fund ("Opportunities I Fund"), and A I M Advisors, Inc., which provides for the reorganization of Opportunities I Fund with and into Small Cap Equity (the "Opportunities I Reorganization"). Pursuant to the Opportunities I Plan, all of the assets of Opportunities I Fund will be transferred to Small Cap Equity, Small Cap Equity will assume all of the liabilities of Opportunities I Fund and the Trust will issue shares of each class of Small Cap Equity to shareholders of Opportunities I Fund corresponding to the class of shares of Opportunities I Fund held by such shareholders. The value of each Opportunities I Fund shareholder's account with Small Cap Equity after the Opportunities I Reorganization will be the same as the value of such shareholder's account with Opportunities I Fund immediately prior to the Opportunities I Reorganization.

         (ii) That certain Agreement and Plan of Reorganization (the "Opportunities II Plan") by and among the Trust, on behalf of its series portfolio, AIM Select Equity Fund ("Select Equity Fund"), Special Opportunities Funds, on behalf of its series portfolio, AIM Opportunities II Fund ("Opportunities II Fund") and A I M Advisors, Inc., which provides for the reorganization of Opportunities II Fund with and into Select Equity Fund (the "Opportunities II Reorganization"). Pursuant to the Opportunities II Plan, all of the assets of Opportunities II Fund will be transferred to Select Equity Fund, Select Equity Fund will assume all of the liabilities of Opportunities II Fund and the Trust will issue shares of each class of Select Equity Fund to shareholders of Opportunities II Fund corresponding to the class of shares of Opportunities II Fund held by such shareholders. The value of each Opportunities II Fund shareholder's account with Select Equity Fund after the Opportunities II Reorganization will be




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AIM Funds Group
November 16, 2006
Page 2


the same as the value of such shareholder's account with Opportunities II Fund immediately prior to the Opportunities II Reorganization.

         (iii) That certain Agreement and Plan of Reorganization (the "Opportunities III Plan") by and among the Trust, on behalf of its series portfolio, Select Equity Fund, Special Opportunities Fund, on behalf of its series portfolio, AIM Opportunities III Fund ("Opportunities III Fund") and
A I M Advisers, Inc., which provides for the reorganization of Opportunities III Fund with and into Select Equity Fund (the "Opportunities III Reorganization"). Pursuant to the Opportunities III Plan, all of the assets of Opportunities III Fund will be transferred to Select Equity Fund, Select Equity Fund will assume all of the liabilities of Opportunities III Fund and the Trust will issue shares of each class of Select Equity Fund to shareholders of Opportunities III Fund corresponding to the class of shares of Opportunities III Fund held by such shareholders. The value of each Opportunities III Fund shareholder's account with Select Equity Fund after the Opportunities III Reorganization will be the same as the value of such shareholder's account with Opportunities III Fund immediately prior to the Opportunities III Reorganization.

         As used herein, "Plans" shall refer to the Opportunities I Plan, the Opportunities II Plan and the Opportunities III Plan; "Selling Fund(s)" shall refer to Opportunities I Fund, Opportunities II Fund and Opportunities III Fund; "Buying Fund(s)" shall refer to Small Cap Equity and Select Equity Fund; and "Reorganizations" shall refer to the Opportunities I Reorganization, the Opportunities II Reorganization and the Opportunities III Reorganization.

         In connection with our giving this opinion, we have examined copies of the Trust's Second Amended and Restated Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), resolutions of the Board of Trustees adopted November 8, 2006, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

         The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the classes of shares of each Buying Fund to be issued to the shareholders of the corresponding classes of shares of each Selling Fund pursuant to the applicable Plans, as described above (the "Buying Funds Shares"), will have been filed by the Trust with the Securities and Exchange Commission and will have become effective before any of the Reorganizations occur.

         Based on the foregoing, we are of the opinion that the Buying Funds Shares are duly authorized and, when issued by the Trust to the shareholders of the applicable Selling Fund in accordance with the terms and conditions of the applicable Plan, will be legally issued, fully paid and nonassessable.

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AIM Funds Group
November 16, 2006
Page 3


         We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.

         Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

         We consent to the filing of this opinion as an Exhibit to the Trust's Registration Statement on Form N-14, and to the references to our firm under the following captions under the heading "Summary - The Reorganization," "Additional Information About the Agreement - Other Terms," "Additional Information About the Agreement - Federal Income Tax Consequences" and "Legal Matters," in the combined Proxy Statement/Prospectus for each Selling Fund, which are included in such Registration Statement.

                             Very truly yours,



                             /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP